SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2010

Cascade Wind Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Building 31, Suite #3126, Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-388-7350

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2010, the Company entered in to a three (3) year, three (3) month lease agreement with BIT Holdings Fifty-Seven-Inc., a Maryland corporation, for the use of approximately 13,558 square feet of which 3,960 square feet is office space located at 9025 SW Hillman Court, Bldg. 31, Suites #3126 and 3122 in Wilsonville, Oregon. The lease includes an option to extend for an additional three (3) year term.  Our rent starts at $2,500 per month for suite 3126 and $940 per month for suite 3122.  The rent doubles to $5,000 per month and $1,880 per month for the suites, respectively, in month seven and then escalates every six months thereafter until the final six months of the term.  The final monthly rent for the two suites is $5,463 and $2,054, respectively.  We have paid advance rent of $4,000 and a security deposit of $15,838.  We are also responsible for our proportionate share of the CAM and real property taxes attributable to the building.

The tenant improvement portion of the lease is guaranteed by one of our shareholders, Core Fund, L.P. The Company has agreed to replace this guarantee with a bank letter of credit upon closing of the financing. Such letter of credit is expected to total $60,000.

The Company’s new business and mailing address is 9025 SW Hillman Court, Bldg. 31, Suite #3126, Wilsonville, Oregon 97070.

The foregoing summary description of our lease agreement is qualified in its entirety by the full text of the written lease agreement, a copy of which is attached to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On April 28, 2010, the Company closed on the initial round of its ongoing, private placement offering of its common stock at $1.00 per share for total gross proceeds of 3,000,000.  At this initial closing, the Company issued 3,000,000 shares of common stock and warrants. In addition, each purchaser of our common stock also received warrants to purchase additional shares of our common stock in an amount equal to thirty-five percent (35%) of the number of Shares purchased by that investor, which warrants will be exercisable for three (3) years from the date of issuance at a strike price of $1.25 per share. Additional terms and conditions of the warrants are set forth in the attached form of warrant. We are obligated to use our best efforts to file a registration statement on Form S-1 that will permit the purchasers to resell the shares and the shares underlying the warrants within ninety (90) days of the final closing of our private placement.

The shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D. The shares and warrants were sold to accredited investors as defined in Regulation D under the Securities Act.  No general solicitation or advertising was used in connection with the offering.  All securities sold are “restricted securities” within the meaning of Regulation D.

We paid commissions and other related fees in the total amount of $300,000 to our placement agent, Jesup & Lamont Securities Corp.

Item 9.01 Financial Statements and Exhibits.

Exhibit   4.1     Form of Warrant
Exhibit 10.1     Lease Agreement dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Wind Corp.

/s/Steven Shum
Steven Shum
CFO

Date:         May 3, 2010